UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 13, 2006
Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT		06156
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.
Members of Aetna Inc.’s (“Aetna’s”) management will be meeting and conducting phone calls with investors and analysts during the remainder of 2006 to discuss Aetna’s strategy, tactics and future outlook.
During these meetings, Aetna intends to reaffirm its fourth quarter 2006 guidance, which includes, without limitation, operating earnings of $0.73 per share.(1) The fourth quarter operating earnings projection includes the impact of a severance charge of approximately $.03 per share associated with Aetna’s previously announced fourth quarter administrative expense reduction initiatives.
Aetna also intends to reaffirm its full-year 2006 guidance, which includes, without limitation, operating earnings of $2.83 per share.(1) The full year operating earnings projection includes approximately $.04 per share of net favorable development of prior period reserve estimates with respect to claims incurred during the first three quarters of 2006 (“Intra-Year Reserve Development”), as well as the fourth quarter severance charge described above. Accordingly, Aetna’s full year 2006 operating earnings guidance is as follows:

First quarter 2006 operating earnings, as reported	$0.64	(2)
Second quarter 2006 operating earnings, as reported	0.64	(2)
Third quarter 2006 operating earnings, as reported	0.78	(2)
Fourth quarter 2006 operating earnings guidance	0.73	(1)

Subtotal	2.79
Intra-Year Reserve Development	0.04

Full-year 2006 operating earnings guidance	$2.83	(1)

A summary of Aetna’s 2006 guidance is contained in Aetna’s Guidance Summary, dated October 26, 2006, which is available at the Investor Information section of Aetna’s website. The contents of Aetna’s website are not incorporated by reference in this report or made a part hereof for any purpose.
(1) Projected full-year 2006 operating earnings per share exclude $14.2 million after tax of net realized capital gains, a $75.0 million after tax reduction in reserves for anticipated future losses on discontinued products, a $47.1 million after tax charge in connection with the write off of an insurance recoverable related to a prior-year physician class action settlement as a result of a trial court summary judgment ruling, an $8.1 million after tax net charge from the write off of debt issuance costs and the recognition of deferred gains on terminated interest rate swaps in connection with Aetna’s 8.5% senior notes due 2041 and a $6.2 million after tax acquisition-related software impairment charge previously reported by Aetna. In addition, projected operating earnings per share exclude favorable development of prior period health care cost estimates. Aetna is not able to project the amount of future net realized capital gains or losses and other items and cannot therefore reconcile projected 2006 operating earnings per share in any period to projected income from continuing operations per share. Projected operating earnings per share for full-year 2006 assume approximately 570 million weighted average diluted shares.
(2) As previously reported, operating earnings for the first, second and third quarters of 2006 exclude net realized capital gains and losses and other items from income from continuing operations. Each of these excluded items is discussed below:
•	Net realized capital gains (losses) of $0.02, $(0.01) and $0.01 per share after tax, for the first, second and third quarters of 2006, respectively.

•	Net favorable development of prior period reserve estimates of $0.01 and $0.06 per share after tax in the second and third quarters of 2006, respectively, which were excluded from operating earnings in each respective quarter.

•	An acquisition-related software impairment charge of $0.01 per share after tax in the first quarter of 2006, which was reflected as an other item in the first quarter of 2006.

•	A reduction in reserves for anticipated future losses on discontinued products of $0.13 per share after tax, a charge in connection with the write off of an insurance recoverable related to a prior-year physician class action settlement as a result of a trial court summary judgment ruling of $0.08 per share after tax, and a net charge from the write off of debt issuance costs and the recognition of deferred gains on terminated interest rate swaps in connection with Aetna’s 8.5% senior notes due 2041 of $0.02 per share after tax, each of which was reflected as an other item in the second quarter of 2006.

ADDITIONAL INFORMATION; CAUTIONARY STATEMENT —The projections contained herein are forward looking. Forward-looking information is based on management’s estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna’s control, such as the increasing competitiveness we are experiencing in certain markets, which could cause our membership to be lower than we expect and our medical cost ratios to be higher than we expect. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management. Those risk factors include, but are not limited to: unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or re-contracting with providers, changes in membership mix to lower-premium or higher-cost products or membership-adverse selection; as well as changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends); decreases in membership or failure to achieve desired membership growth due to significant competition, reputational issues or other factors in key geographic markets where membership is concentrated; the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, and to improve relations with providers while taking actions to reduce medical costs; the ability to successfully implement multiple strategic and operational initiatives simultaneously; lower levels of investment income from continued low interest rates; adverse government regulation (including legislative proposals eliminating or reducing ERISA pre-emption of state laws that would increase potential litigation exposure, and other proposals, such as patients’ rights legislation, that would increase potential litigation exposure or mandate coverage of certain health benefits); adverse pricing actions by government payors; changes in size, product mix and medical cost experience of membership in key markets; our ability to integrate, simplify, and enhance our existing information technology systems and platforms to keep pace with changing customer and regulatory needs; and the outcome of various litigation and regulatory matters, including litigation and ongoing reviews of business practices by various regulatory authorities (including the current industry wide investigation into insurance brokerage practices concerning broker compensation arrangements, bid quoting practices and potential antitrust violations being conducted by the New York Attorney General, the Connecticut Attorney General and others, and for which Aetna has received and may receive subpoenas, and related litigation); and increases in medical costs or Group Insurance claims resulting from any acts of terrorism, epidemics or other extreme events. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna’s 2005 Annual Report on Form 10-K, on file with the Securities and Exchange Commission. You also should read Aetna’s 2005 Annual Report on Form 10-K and third quarter 2006 Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission for a discussion of Aetna’s historical results of operations and financial condition.
None of the information furnished in this report shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. None of the information furnished in this report shall be incorporated by reference in any filing under the Securities Act of 1933, as amended.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.
Date: December 13, 2006	By:	/s/ Ronald M. Olejniczak
Name: Ronald M. Olejniczak
Title: Vice President and Controller